UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2016, Steven P. Guidry notified VAALCO Energy, Inc. (the “Company”) of his resignation as Chief Executive Officer and as a director of the Company, effective September 1, 2016.  Mr. Guidry’s resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 1, 2016, the Company’s Board of Directors (the “Board”) appointed Cary Bounds, the Company’s Chief Operating Officer, as Interim Chief Executive Officer effective September 1, 2106, to serve until a permanent Chief Executive Officer can be identified. Mr. Bounds will not receive any additional compensation in connection with his role as Interim Chief Executive Officer and will continue to also serve as Chief Operating Officer during his interim appointment.

On August 1, 2016, the Board also designated Elizabeth Prochnow, the Company’s Controller and Chief Accounting Officer, as the Company’s Principal Financial Officer.

Item 7.01 Regulation FD.

On August 3, 2016, the Company issued a press release announcing the resignation of Steven P. Guidry as Chief Executive Officer and the appointment of Cary Bounds, the Company’s Chief Operating Officer, as Interim Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

(Registrant)

Date:  August 3, 2016 By:       /s/ Eric J. Christ

Name:  Eric J. Christ

Title:    Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release, August 3, 2016